Exhibit 99.5

PRELIMINARY — SUBJECT TO COMPLETION

PROXY

FOR THE EXTRAORDINARY GENERAL MEETING OF WARRANTHOLDERS OF

AROWANA INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kevin Chin and Gary Hui (together, the “Proxies”), and each of them independently, with full power of substitution, as proxies to vote the warrants that the undersigned is entitled to vote (the “Warrants”) at the Extraordinary General Meeting of Warrantholders of Arowana Inc., (the “Company”) to be held on [●], 2016 at [●] a.m., Eastern Time, and at any adjournments and/or postponements thereof. Such Warrants shall be voted as indicated with respect to the proposals listed and in the Proxies’ discretion on such other matters as may properly come before the special meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the enclosed proxy statement and revokes all prior proxies for said meeting.

THE WARRANTS REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED WARRANTHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 (IF PRESENTED). PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Please mark vote as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

(1)

To approve an amendment to the warrant agreement that governs all of the Company’s warrants to provide that, upon consummation of the transactions contemplated by the Contribution Agreement, dated as of August 11, 2016 (the “Contribution Agreement”), by and among the Company, Arowana International Limited and VivoPower International PLC (“VivoPower”), each outstanding Company warrant will be exchanged with the Company for one-twentieth (1/20) of an ordinary share of VivoPower.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)

To approve the adjournment of the extraordinary general meeting of warrantholders to a later date or dates, if necessary or desirable, to permit further solicitation and vote of proxies, in the event that there are not sufficient votes to approve Proposal 1.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Date:

Signature:

Signature (If held jointly):

When warrants are held by joint tenants, both joint tenants should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. Abstentions will have the same effect as a vote AGAINST each proposal. The warrants represented by this proxy, when properly executed, will be voted in the manner directed herein by the warrantsholder(s) signatory hereto. If no direction is made, this proxy will be voted FOR each of proposals 1 and 2 (if presented). If any other matters properly come before the meeting, the Proxies will vote on such matters in their discretion.